Exhibit 23.2
Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements which appears in The Players Network's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and all other reports on from 10-QSB filed since the end of the fiscal year.

/s/ ___________________
Malone & Bailey, PLLC
Houston, Texas
August 31, 2004